UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2005
THERMA-WAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26911 (Commission File Number)	94-3000561 (IRS Employer Identification No.)
1250 Reliance Way
Fremont, California 94539
(Address of principal executive offices, including Zip Code)
(510) 668-2200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4

ITEM 1.01 Entry into a Material Definitive Agreement
First Modification to Loan and Security Agreement
On September 30, 2005, Therma-Wave, Inc. (the “Company”) and Silicon Valley Bank entered into a First Modification to Loan and Security Agreement (the “First Modification”) to the (i) Amended and Restated Loan and Security Agreement, and (ii) Streamline Facility Agreement, each entered into between the parties on June 10, 2005.
The First Modification amends the Loan Agreement by (i) creating a $5.0 million term loan facility, (ii) amending the minimum tangible net worth covenant, and (iii) amending the minimum liquidity ratio. Pursuant to the terms of the First Modification, the aggregate commitments available to be borrowed by the Company under the new term loan and the existing formula based loan commitments under the Loan Agreement will not exceed $15.0 million.
On September 30, 2005, the Company borrowed $5.0 million under the new term loan facility. The Company will pay accrued interest monthly on the outstanding term loan and will repay the outstanding principal of the term loan in 24 equal installments commencing on October 31, 2006 and continuing until September 30, 2008. The outstanding term loan will accrue interest at an interest rate equal to Silicon Valley Bank’s prime rate plus 2.5%.
The term loan may be terminated and prepaid prior to maturity by paying a premium equal to (i) 1.5% of the outstanding principal amount of the term loan at the date of termination, if the termination occurs on or before September 30, 2007, (ii) 0.5% of the outstanding principal amount of the term loan at the date of termination, if the termination occurs after September 30, 2007, provided, that no premium will be due if the term loan is refinanced with another division of Silicon Valley Bank. The term loan is secured by a first priority lien on substantially all of the assets of the Company.
The Loan Agreement includes events of default that, include among other things, material inaccuracies of representations and warranties, nonpayment of principal, interest or fees, violation of covenants or non-monetary obligations, cross-defaults to material agreements, bankruptcy and insolvency events, revocation or termination of guaranties or assets pledged by third parties, material changes in ownership, fraudulent transfer of assets, the occurrence of a material adverse change, any breaches of the Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement, and revocation or termination of guarantees provided by the Export-Import Bank of the United States. The occurrence of an event of default will increase the applicable interest rate by 4.0% and could result in the acceleration of the term loan and foreclosure on the collateral securing the term loan under the Loan Agreement.
In connection with the First Modification, the Company issued Silicon Valley Bank a warrant to purchase 115,000 shares of the Company’s common stock at an exercise price of $1.71 per share (the “Warrant”). The Warrant shall expire on September 30, 2010.
Copies of the First Modification and the Warrant, are attached as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and are incorporated herein by reference.
Change of Control Severance Agreements
On October 5, 2005, the Company entered into change of control severance agreements with the following executive officers: Jon Opsal, Senior Vice President and Chief Technical Officer; Ahmad Kermani, Vice President, Customer Operations; John Mathews, Vice President, Manufacturing Operations; Noel Simmons, Vice President, Human Resources and Facilities; and Raul Tan, Vice President, Engineering.
The agreements for Messrs. Kermani, Matthews, Simmons and Tan provide that if, within six months following a change of control of the Company, the officer’s employment is terminated by the Company other than for cause, or by the officer for good reason, the officer shall be entitled to the following severance benefits: (i) six months of his base salary, as in effect as of the date of such termination; (ii) benefits that can be continued post-employment for the six-month period following such termination; and (iii) full vesting of all stock options granted by the Company to the officer prior to the change of control.

The agreement for Mr. Opsal is the same as that for the other officers, except that in connection with (i) above, Mr. Opsal, shall be entitled to the greater of: (a) six months of his base salary, as in effect as of the date of the termination of his employment with the Company; or (b) the severance provided to him pursuant to his employment agreement with the Company dated May 16, 1997 as filed with the Securities & Exchange Commission as Exhibit 10.4 to the Company’s Form S-4/A on August 14, 1997.
Absent a change in control, the agreements do not require the Company to retain the above officers in its employ or pay them any specified level of compensation or benefits. Copies of the form of the change of control severance agreement for Messrs. Kermani, Matthews, Simmons and Tan and the change of control severance agreement for Mr. Opsal, are attached as Exhibits 10.3 and 10.4, respectively, to this current report on Form 8-K and are incorporated herein by reference.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01, “Entry into a Material Definitive Agreement – First Modification to Loan and Security Agreement,” is incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit
No.	Description
10.1	First Modification to Loan and Security Agreement, dated September 30, 2005, by and between Therma-Wave, Inc. and Silicon Valley Bank
10.2	Warrant to Purchase Stock, dated September 30, 2005
10.3	Form of Change of Control Severance Agreement for Messrs. Kermani, Matthews, Simmons and Tan
10.4	Change of Control Severance Agreement by and between the Company and Jon L. Opsal

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMA-WAVE, INC.

/s/ Joseph J. Passarello

Date: October 6, 2005	Name: Joseph J. Passarello
Title: Senior Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	First Modification to Loan and Security Agreement, dated September 30, 2005, by and between Therma-Wave, Inc. and Silicon Valley Bank
10.2	Warrant to Purchase Stock, dated September 30, 2005
10.3	Form of Change of Control Severance Agreement for Messrs. Kermani, Matthews, Simmons and Tan
10.4	Change of Control Severance Agreement by and between the Company and Jon L. Opsal